Exhibit 3.1.62

Certificate of Limited Partnership

Name of Limited Partnership:

CHEESEBURGER-FREDERICKSBURG, LIMITED PARTNERSHIP

Business Address of Limited Partnership:

2202 N. WEST SHORE BOULEVARD

5TH FLOOR

TAMPA, FL. 33607

Mailing Address of Limited Partnership:

2202 N. WEST SHORE BOULEVARD

5TH FLOOR

TAMPA, FL. 33607

The name and Florida street address of the registered agent is:

JOSEPH J KADOW

2202 N. WEST SHORE BOULEVARD

5TH FLOOR

TAMPA, FL. 33607

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: /s/ JOSEPH J. KADOW

The latest date upon which the Limited Partnership is to be dissolved is:

APRIL 15, 2038

The name and address of all general partners are:

Title: G

CHEESEBURGER IN PARADISE, LLC

2202 N. WEST SHORE BOULEVARD, 5TH FLOOR

TAMPA, FL. 33607

Affidavit of Capital Contributions

For Florida Limited Partnership

The undersigned constituting all of the general partners of:

CHEESEBURGER-FREDERICKSBURG, LIMITED PARTNERSHIP

a Florida Limited Partnership, certify:

The amount of capital contributions to date of the limited partners is:

0.00

The total amount contributed and anticipated to be contributed by the limited partners at this time totals:

25,000.00

Signed this Fifteenth day of April, 2003

Under the penalties of perjury I (we) declare the I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

General Partner Signature: /s/ JOSEPH J. KADOW, SECRETARY

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CHEESEBURGER-FREDERICKSBURG, LIMITED PARTNERSHIP

(Insert name currently on file with Florida Dept. of State)

Pursuant to the provisions of section 620.109, Florida Statutes, this Florida limited partnership, whose certificate was filed with the Florida Dept. of State on April 15, 2003, adopts the following certificate ofamendment to its certificate of limited partnership.

FIRST: Amendment(s): (indicate article number(s) being amended, added, or deleted)

Article 1 of the Certificate of Limited Partnership shall be amended as follows:

Name of Limited Partnership:

Cheeseburger-Northern Virginia, Limited Partnership

SECOND: This certificate of amendment shall be effective at the time of its filing with the Florida Department of State.

THIRD: Signature(s)

Signature of current general partner: Cheeseburger Fredericksburg, Limited Partnership

By: Cheeseburger in Paradise, LLC, General Partner

/s/ Joseph J. Kadow

Joseph J. Kadow, Vice President

Signature(s) of new general partner(s), if applicable: